UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2017
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway
Glen Allen, Virginia 23060-6148
(804) 747-0136
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2017, the Compensation Committee of the Board of Directors of Markel Corporation (the “Company”) approved incentive compensation for executive officers for the 2017 performance period. As in the past, the Company’s incentive compensation program for executive officers generally consists of two elements, cash incentive compensation, paid under the Company’s Executive Bonus Plan, and restricted stock units (“RSUs”), granted under the Company’s 2016 Equity Incentive Compensation Plan. The Company’s principal executive officer, principal financial officer and other current named executive officers participate in the Executive Bonus Plan and 2016 Equity Incentive Compensation Plan.

The Compensation Committee sets the amounts payable under each performance award subject to the achievement of established performance goals. Under the Executive Bonus Plan, awards are payable in cash. Under the 2016 Equity Incentive Compensation Plan, each executive is granted RSUs (expressed in dollars as a percentage of base salary), which vest three years after the end of the performance period. Each executive receives the applicable payment at the end of the performance period to the extent the performance goals and other terms and conditions of the award are met. Under the Executive Bonus Plan, the aggregate maximum cash amount payable under the plan to any employee in any year cannot exceed the lesser of 250% of base salary or $3,500,000. Incentive awards are administered to comply with the requirements of Section 162(m) of the Internal Revenue Code. Additional information regarding the Company’s incentive compensation program and prior awards can be found in the Company’s Proxy Statement for its 2016 Annual Meeting of Shareholders, dated March 25, 2016 and filed with the Securities and Exchange Commission on March 24, 2016, under the heading “Incentive Compensation” and is incorporated herein by reference.

As was the case for 2016, the sole performance goal for the current named executive officers under both plans for the 2017 performance year is the adjusted straight average growth in book value per share over the prior five-year period (2013-2017). The principal adjustments to the calculation of book value eliminate the effect of all transaction-related, non-recurring changes in book value arising from the acquisition of Alterra Capital Holdings Limited in 2013 as well as share repurchases by the Company.

To the extent the performance goals and other terms and conditions of the awards are met, the awards will be paid in 2018 in cash or RSUs, as applicable. The target cash amount payable and dollar amount of RSUs that may be granted to an executive under each plan is expressed as a percentage of Target Potential using the scale based on the adjusted straight average annual growth in book value per share for the 2013-2017 years as set forth below:

Growth in Book Value Per Share	Award as % of Target Potential under the Plan
Under 6%	0%
6%*	40%
7%*	40%
8%*	40%
9%*	40%
10%	60%
11%	80%
12%	100%
13%	125%
14%	150%
15%	175%
16%	200%
17% or more **	Discretionary

*	In the case of performance in this range, the Compensation Committee is expected to use discretion to determine whether the award should be reduced.

**
In the case of high performance at this level, the maximum award under the Executive Bonus Plan will be 250% of base salary, and the Committee may, in its discretion, reduce the maximum amount payable. In addition, the Committee may, in its discretion, award additional bonuses or RSUs outside the plans.

The Target Potential approved by the Compensation Committee for each of Messrs. Gayner, Whitt and Crowley will be an amount equal to 150% of his base salary, and the Target Potential for all other current named executive officers will be 100% of such executive’s base salary.

The increase in Target Potential for Messrs. Gayner, Whitt and Crowley was based upon a review of the amount of at-risk incentive-based compensation to appropriately retain, incentivize, and reward their efforts and contributions to grow book value and in light of their job responsibility and titling changes made in the latter part of 2016.

Referring to the performance goal grid above for the 2017 performance year, for Messrs. Gayner, Whitt and Crowley a:

•	6% growth in book value will equate to 60% of base salary;

•	12% growth in book value will equate to 150% of base salary; and

•	15% growth in book value and above will be capped at 250% of base salary; and

for the other current named executive officers a:

•	6% growth in book value will equate to 40% of base salary;

•	12% growth in book value will equate to 100% of base salary; and

•	16% growth in book value will equate to 200% of base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2017	MARKEL CORPORATION

	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary

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